EXHIBIT 23.2

Consent of Independent Auditors

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 2, 2004 in the Registration Statement on Form S-11 and related Prospectus of Sunset Financial Resources, Inc., dated Subject to Completion, February 6, 2004.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 3, 2004